Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:
Media Relations:	Investor Relations:
Lucy Millington	David Roy / Karin Cellupica
978-614-8240	978-614-8353 / 978-614-8615
lmillington@sonusnet.com	droy@sonusnet.com
kcellupica@sonusnet.com

SONUS NETWORKS APPOINTS SCOTT E. SCHUBERT TO BOARD OF DIRECTORS

Former Executive Vice President and Chief Financial Officer of TransUnion LLC

Further Strengthens Board Of Leading Provider Of IP-Voice Technology

Westford, MA, February, 23, 2009 - Sonus Networks, Inc. (Nasdaq: SONS), a market leader in IP communications infrastructure, today announced that Scott E. Schubert has been appointed to its Board of Directors and will serve as a member of the Sonus Audit Committee.  With a career in senior finance roles spanning over 30 years, Mr. Schubert complements the expertise of the current Board and brings further depth of knowledge to the Company’s strategic leadership.

Mr. Schubert retired from TransUnion LLC in December 2008, having served as chief financial officer for three years.  Mr. Schubert joined TransUnion from NTL Inc. (now Virgin Media, Inc.), where he had served as executive vice president of Corporate Development and had been its chief financial officer since 2003.  Prior to NTL Inc., Mr. Schubert held the position of chief financial officer at WilTel/Williams Communications from 1999 to 2003, and prior to that served as head of BP Amoco’s Global Financial Services, leading the initial integration of BP and Amoco’s worldwide financial operations following the merger of those two companies.

“Strong financial leadership is important to Sonus,” commented Howard Janzen, chairman of the board at Sonus Networks.  “Having known Scott for a number of years, I know he shares the Sonus commitment to profitable growth and building long-term shareholder value. We look forward to working with him.”

Mr. Schubert is a graduate of the Krannert School of Business at Purdue University, where he completed his MBA degree in Finance and Economics in 1976.  He also earned his Bachelor of Science degree at Purdue in 1975, with dual majors in Engineering and Accounting.

This appointment fills the open seat left by Edward T. Anderson, who announced his retirement from the Sonus Board of Directors in December 2008.

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers.  With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services.  Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide.  Founded in 1997, Sonus is headquartered in Westford, Massachusetts.  Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007 and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others: the Company’s ability to align its cost structure with market conditions, the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.